Exhibit 99.1

The Brownie’s Marine Group of Companies will be at the US Power Boat and Sailboat shows in Annapolis, MD

Pompano Beach, FL, October 7, 2021 (GLOBE NEWSWIRE) — Brownie’s Marine Group, Inc. (OTCQB: BWMG), a leading developer, manufacturer, and distributor of tankless dive equipment as well as high-pressure air and industrial compressors in the marine industry, will be displaying all of their brands and products at the United States Power Boat Show (October 7-10, 2021) and the United States Sailboat Show (October 14-18, 2021) both at the City Dock in Annapolis, MD.

“We are excited to be back in Annapolis for these two great shows after they were cancelled in 2020 due to COVID. This is an opportunity to showcase our entire product line to a diverse group of boaters from all over the county. Not only will we be introducing BLU3’s Nomad to the market, but also we will have the newest LW America’s YachtPro65, a high pressure compressor that uses a home 110 volt outlet to power the compressor, fill your scuba tanks or any other high or low pressure air needs.” Said Chris Constable, CEO of Brownie’s Marine Group, Inc. “We are also looking forward to meeting with both power boat and sailboat social media influencers to help further promote our brands to these vast markets. Shows like these are key to connecting with a crucial part of our audience in areas outside of the warm waters of South Florida. We look to expand our dealer base for all of our product lines as well continue to promote and broaden our customer base.”

About Brownie’s Marine Group

Brownie’s Marine Group, Inc., is the parent company to a family of innovative brands with a unique concentration in the industrial, and recreational diving industry. The Company, together with its subsidiaries, designs, tests, manufactures, and distributes recreational hookah diving, yacht-based scuba air compressors and nitrox generation systems, and scuba and water safety products in the United States and internationally. The Company has four subsidiaries: Trebor Industries, Inc., dba as “Brownie’s Third Lung”; BLU3, Inc., manufacturer of the Nemo and Nomad; Brownie’s High-Pressure Services, Inc., dba LW Americas and Submersible Systems Inc., manufacturer of Spare Air The Company is headquartered in Pompano Beach, Florida with offices in Huntington Beach, CA.

For more information, visit: www.BrowniesMarineGroup.com.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “SEC”) and our other periodic and quarterly filings with the SEC.

Source: Brownie’s Marine Group, Inc.
Contact Information: (954)-462-5570
investors@browniesmarinegroup.com

Brownie’s Marine Group, Inc